UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2017

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2017 the Board of Directors of DS Healthcare Group, Inc. (the “Company”) received notice that Yasuhiro Fujiwara was resigning as a Chief Executive Officer of the company and Director from the Board of Directors for personal reasons, effective immediately. Mr. Fujiwara has released the company from two month’s salary and certain expense reimbursements due to him as well as any severance arrangement contained in his employment contract.

Also on August 14, 2017, the Board of Directors of DS Healthcare Group, Inc appointed Ms. Justina Ng Lian Ping as a director of the Company.  She fills one of the available director positions under a joint venture the Company has with EverCare Prohealth Technologies Ltd (“EverCare”).  Ms. Ng Lian Ping holds a bachelor’s degree in Banking and Finance from Monash University in Australia, and currently works as the Head of Operations with EverCare in Hong Kong. Her functions at EverCare include, among others, overseeing planning and production, ensuring operational distribution of all DS Laboratories products, and supporting sales to customers.  Previously Ms. Ng Lian Ping was Senior Director at United Overseas Bank Singapore and has more than 10 years of senior management experience in the international banking industry, focusing on middle and back office operations, workflow automation, credit and legal support.  Ms Ng Lian Ping lives in Hong Kong and speaks English, Mandarin and Cantonese.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: August 14, 2017	By:	/s/ John Power
John Power
Chief Financial Officer